UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

VASO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18105	11-2871434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 Commercial St., Suite 200, Plainview, New York 11803

(Address of Principal Executive Offices and Zip Code)

(516) 997-4600

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	Vaso	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 26, 2024, Vaso Corporation (“Vaso”) announced that the extraordinary general meeting of Vaso’s stockholders (the “Special Meeting”), which had been scheduled for 10:00 a.m. Eastern Time on August 26, 2024, was adjourned, and will recommence at 10:00 a.m. Eastern Time on September 10, 2024,  at the Lever House, 390 Park Avenue, Third Floor, New York, NY 10022.

The Special Meeting is being held for the purpose of considering and voting on, among other related business, certain proposals, including with respect to approval of the transactions (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 6, 2023 (the “Business Combination Agreement”), by and among Vaso, Achari Ventures Holdings Corp. I, a Delaware corporation (“Achari”), and Achari Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Achari (“Merger Sub”), among other items. The proposals and related matters are described in more detail in the definitive proxy statement related to the Special Meeting originally filed by Vaso with the United States Securities and Exchange Commission (the “SEC”) on August 7, 2024 as amended to date (the “Definitive Proxy Statement”).

The record date for the Special Meeting remains the close of business on July 15, 2024.

Participants in the Solicitation

Vaso and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting as disclosed in the Definitive Proxy Statement. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement available at the SEC’s website (www.sec.gov).

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information

The Company has filed with the SEC the Definitive Proxy Statement in connection with the Special Meeting to consider and vote upon certain proposals and, beginning on August 8, 2024, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the August 8, 2024 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and all supplemental materials and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the proposals and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali LLC, at (203) 658-9400 (call collect), (800) 662-5200 (call toll-free), or by sending an email to AVHI.info@investor.morrowsodali.com.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the approval of certain proposals at the Special meeting or the implementation of the Extension Proposals, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Current Report are forward-looking statements. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this Current Report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2024

VASO CORPORATION

By:	/s/ Jun Ma
Name:	Jun Ma
Title:	Chief Executive Officer and President

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